UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2021

VERTIV HOLDINGS CO

Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 Dearborn Drive, Columbus, Ohio 43085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On October 27, 2021, Vertiv Holding Co (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2021, which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information furnished pursuant to this Item 2.02 and Item 7.01, including Exhibits 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 22, 2021, Vertiv Group Corporation (the “Issuer”), a subsidiary of the Company, issued $850 million in aggregate principal amount of 4.125% Senior Secured Notes due 2028 (the “Notes”) (the “Offering”). The Notes and related guarantees were issued pursuant to an indenture, dated October 22, 2021, among the Issuer, the guarantors party thereto and UMB Bank, N.A., as trustee and collateral agent (the “Indenture”). The Issuer will pay interest on the Notes semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2022. Unless earlier redeemed, the Notes will mature on November 15, 2028. The Notes and related guarantees were offered in a private placement exempt from registration under the Securities Act, to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to finance the cash portion of the purchase price of the acquisition by the Company of E&I Engineering Ireland Limited and its affiliate, Powerbar Gulf LLC (the “Acquisition”) and to pay fees and expenses related to the Acquisition and the Offering.

Collateral and Guarantees

The Notes are jointly and severally guaranteed on a senior secured basis by Vertiv Intermediate Holding II Corporation and each of the Issuer’s existing and future wholly owned domestic restricted subsidiaries (collectively, the “Guarantors”). The Company is not a guarantor or an obligor under the Notes. Under the terms of the Indenture, the Notes and the related guarantees are the Issuer’s and the Guarantors’ general, senior secured obligations and are (i) secured on a first-priority basis, equally and ratably with all obligations of the Issuer and the Guarantors under the Issuer’s existing term loan and any other future parity indebtedness, by liens on certain fixed asset collateral from time to time owned by the Issuer and each Guarantor, subject to certain exceptions, and (ii) secured on a second-priority basis, equally and ratably with all obligations of the Issuer and the Guarantors under the Issuer’s existing term loan and any other future parity indebtedness, by liens on certain current asset collateral from time to time owned by the Issuer and each Guarantor, subject to certain exceptions.

Optional Redemption Provisions and Repurchase Rights

At any time prior to November 15, 2024, the Notes may be redeemed at the Issuer’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If (i) the consummation of the Acquisition does not occur on or before December 31, 2021 (or such later date if the end date is extended pursuant to the terms of the acquisition agreement) (the “End Date”) or (ii) the Issuer delivers a notice to the trustee stating it has determined that the consummation of the Acquisition will not occur on or before the End Date (the earlier of the date of delivery of such notice and the End Date, the “Acquisition Deadline”), the Issuer will be required to redeem all of the outstanding Notes at 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date that is no later than ten days after the Acquisition Deadline. If the Issuer sells certain of its assets, subject to certain exceptions, it must offer to purchase the notes.

At any time prior to November 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided that after giving effect to such redemption at least 50% of the aggregate principal amount of notes originally issued under the Indenture shall remain outstanding.

Subject to certain exceptions, the holders of the Notes will have the right to require the Issuer to repurchase the Notes upon the occurrence of a change in control accompanied by a ratings downgrade at an offer price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Restrictive Covenants

The Indenture contains covenants (subject to certain limitations and exceptions) that limit the Issuer’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or guarantee debt; (ii) pay dividends, redeem stock or make other distributions;

(iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) transfer or sell assets; (vii) create liens on assets; (viii) engage in certain transactions with affiliates; (ix) enter into agreements restricting the Issuer’s subsidiaries’ ability to pay dividends; and (x) engage in consolidations, mergers or sales of substantially all assets.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture, certain events of bankruptcy or insolvency and certain defaults with respect to the security documentation related to the Notes and the collateral securing the Notes and the related guarantees. If an event of default occurs and continues with respect to the Notes, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the entire principal amount of the Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Notes. Copies of the Indenture and Form of Notes are attached as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes and the guarantees thereof have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction.

Item 7.01 Regulation FD

On October 22, 2021, the Company issued a press release announcing the closing of the Offering. The full text of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The information set forth under 2.02 is incorporated into this Item 7.01 by reference.

Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of October 22, 2021, by and among Vertiv Group Corporation, the guarantors party thereto and UMB Bank, N.A., as trustee and collateral agent.

4.2	Form of 4.125% Senior Secured Note due 2028 (included in Exhibit 4.1 hereto).

99.1	Press release of Vertiv Holdings Co dated October 27, 2021 (Earnings Press Release)

99.2	Press release of Vertiv Holdings Co dated October 22, 2021 (Bond Closing Press Release)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	Vertiv Holdings Co

/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer